                                                                       Exhibit 5

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of June 11,
                                             ---------
1997, is by and among FOX KIDS WORLDWIDE, INC., a Delaware corporation ("FKWW"),
                                                                         ----
FOX KIDS MERGER CORPORATION, a Delaware corporation and wholly-owned subsidiary of FKWW ("FKW Sub"), and INTERNATIONAL FAMILY ENTERTAINMENT, INC., a Delaware
          -------
corporation (the "Company").
                  -------

                                    RECITALS
                                    --------

     WHEREAS, it is the intention of the parties that FKW Sub merge with and into the Company, upon the terms and subject to the conditions set forth herein (the "Merger"), with the Company surviving as a wholly owned subsidiary of FKWW;
      ------

     WHEREAS,

     (a) M.G. "Pat" Robertson, individually and as trustee of each of the Robertson Charitable Remainder Unitrust, u/t/a dated January 22, 1990 (the "PR Charitable Trust"), the Gordon P. Robertson Irrevocable
                -------------------
          Trust, u/t/a dated December 18, 1996, the Elizabeth F. Robinson Irrevocable Trust, u/t/a dated December 18, 1996, and the Ann R. Lablanc Irrevocable Trust, u/t/a dated December 18, 1996 (the Gordon
          P. Robertson Irrevocable Trust, the Elizabeth F. Robinson Irrevocable Trust and the Ann R. Lablanc Irrevocable Trust, together, the "Irrevocable Trusts"), Lisa N. Robertson and Timothy B. Robertson
           ------------------
          ("Tim Robertson") as joint tenants, and Tim Robertson, individually,
            -------------
          as trustee of each of the Timothy and Lisa Robertson Children's Trust, u/t/a dated September 18, 1995 (the "TR Family Trust") and the Timothy
                                               ---------------
          B. Robertson Charitable Trust, u/t/a dated December 30, 1996 (the "TR
                                                                             --
          Charitable Trust"), and as custodian to and for each of Abigail H.
          ----------------
          Robertson, Laura N. Robertson, Elizabeth C. Robertson, Willis H. Robertson and Caroline S. Robertson under the Virginia Uniform Transfers to Minors Act (Pat Robertson, the PR Charitable Trust, the Irrevocable Trusts, Lisa N. Robertson, Tim Robertson, the TR Family Trust and the TR Charitable Trust being sometimes collectively referred to herein as the "Robertson Sellers"), have agreed to sell to
                                     -----------------
          FKWW, all of the outstanding shares of Class A Common Stock, par value
          $0.01 per share, of the Company (the "Class A Stock"), in the form of
                                                -------------
          Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Stock") issuable upon conversion thereof, and the shares of
           -------------
          Class B Stock owned by them or issuable to them upon exercise of outstanding stock options, pursuant to that certain Stock Purchase

          Agreement, dated of even date herewith, by and among FKWW, on the one hand, and each of the Robertson Sellers, on the other hand (as amended from time to time in accordance with its terms, the "Robertson
                                                               ---------
          Purchase Agreement");
          ------------------

     (b) The Christian Broadcasting Network, Inc., a Virginia corporation ("CBN"), has agreed to sell to FKWW, all of the Class B Stock owned by
            ---
          it, pursuant to the terms of that certain Stock Purchase Agreement, dated of even date herewith, by and between FKWW and CBN (as amended from time to time in accordance with its terms, the "CBN Purchase
                                                               ------------
          Agreement");
          ---------

     (c)  Regent University, a Virginia corporation ("Regent"), has agreed to
                                                      ------
          sell to FKWW all of the Class B Stock owned by it, pursuant to the terms of that certain Stock Purchase Agreement, dated of even date herewith, by and between FKWW and Regent (as amended from time to time in accordance with its terms, the "Regent Purchase Agreement," and, collectively with the Robertson Purchase Agreement and the CBN Purchase Agreement, the "Stock Purchase Agreements");
                                   -------------------------

     (d)  Liberty IFE, Inc., a Colorado corporation ("LIFE"), has agreed to
                                                      ----
          contribute to FKWW all of the shares of Class C Common Stock, par value $0.01 per share, of the Company (the "Class C Stock," and
                                                      -------------
          together with the Class A Stock and the Class B Stock, the "Company
                                                                      -------
          Stock"), and $23 million principal amount of 6% Convertible Secured
          -----
          Notes due 2004 of the Company (the "Convertible Notes"), in exchange
                                              -----------------
          for shares of Series A Preferred Stock, par value $0.01 per share, of FKWW pursuant to that certain Contribution and Exchange Agreement, dated of even date herewith, by and among LIFE, Liberty Media Corporation, a Delaware corporation, and FKWW (as amended from time to time in accordance with its terms, the "Contribution Agreement," and
                                                  ----------------------
          together with the Stock Purchase Agreements, the "Other Transaction
                                                            -----------------
          Agreements"); and
          ----------

     WHEREAS, the respective Boards of Directors of FKWW, FKW Sub and the Company have each unanimously approved the Merger, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and the Board of
                                                       ----
Directors of the Company has recommended the Merger to the Company's stockholders;

     WHEREAS, this Agreement and the Merger shall be approved by the stockholders of the Company for purposes of the DGCL at such time as the Company is in receipt of written consents approving this Agreement and the Merger executed by the holders of that number of shares of

Class A Stock and Class B Stock (voting as a single class) representing the right to cast a majority of the votes entitled to be cast at a meeting to consider the Agreement and the Merger;

     WHEREAS, immediately following execution of this Agreement by the Company and concurrently with the execution of this Agreement by FKWW and FKW Sub, the Robertson Sellers, CBN and Regent (which holders hold of record a number of shares of Class A Stock and Class B Stock representing a majority of the votes entitled to be cast at a meeting to consider the Agreement and the Merger) are delivering their written consent (the "Consent") approving this Agreement and
                                      ---------
the Merger (a copy of which is being provided to FKWW and FKW Sub), which consent constitutes the only action necessary by stockholders of the Company required in order to authorize this Agreement and the Merger under the Company's Amended and Restated Certificate of Incorporation and the DGCL; and

     WHEREAS, The News Corporation Limited ("Guarantor") has guaranteed the
                                             ---------
obligations of FKWW and FKW Sub under each of this Agreement and the Stock Purchase Agreements by separate Guaranty Agreements (the Guaranty Agreement delivered in connection with this Agreement, being referred to herein as the

"Guaranty") delivered to the Company, the Robertson Sellers, CBN and Regent.
---------

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties and covenants herein contained, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, FKWW, FKW Sub and the Company hereby agree as set forth below. An index of defined terms used throughout this Agreement appears at Section 9.16 hereof.

                                    ARTICLE
                                    -------
I

                                   THE MERGER
                                   ----------

          1.1  The Merger.  Upon the terms and subject to the conditions of this
               ----------
Agreement, at the Effective Time (as defined in Section 1.3 hereof), in accordance with this Agreement and the DGCL, FKW Sub shall be merged with and into the Company, the separate existence of FKW Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The
                                                  ---------------------
Company and FKW Sub are sometimes referred to herein as the "Constituent
                                                             -----------
Corporations."
------------

          1.2  Effect of the Merger.  The Merger shall have the effects set
               --------------------
forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and FKW Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and FKW Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          1.3  Consummation of the Merger.  On the later of (i) two business
               --------------------------
days after the satisfaction or waiver of the conditions set forth in Article VII hereof or (ii) the 20th calendar day after the Information Statement is first sent or given to the Company's stockholders, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and take all such further actions as may be required by law to make the Merger effective (the "Merger
                                                                     ------
Filing").  The Merger shall become effective at the time of day on the date that
------
the certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as may be mutually agreed to by the parties hereto and specified in the Merger Filing (the "Effective Time").
                                         --------------

          1.4  Certificate of Incorporation and Bylaws.  The Amended and
               ---------------------------------------
Restated Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. The By-Laws of FKW Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

          1.5  Directors and Officers.  The directors of the Company immediately
               ----------------------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their successors are duly elected and qualified.

          1.6  Conversion of Securities.  At the Effective Time, by virtue of
               ------------------------
the Merger and without any action on the part of FKW Sub, the Company, the Surviving Corporation or the holder of any outstanding share of the Class A Stock, Class B Stock or Class C Stock (each, a "Share" and collectively, the
                                                -----
"Shares"):
 ------
               (a) Each Share which is issued and outstanding immediately prior to the Effective Time (other than Shares held by FKWW, FKW Sub or the Company or by any Subsidiary of FKWW, FKW Sub or the Company) shall be canceled and extinguished and be converted into and become a right to receive (i) in the case of all such Shares other than Dissenting Shares, a cash payment equal to $35.00 per Share (subject to adjustment as provided for in Section 1.6(d) below), without interest (the "Merger Consideration"), and (ii) in the case of
                       --------------------
Dissenting Shares, the consideration set forth in Section 1.7 hereof;

               (b) Each Share which is issued and outstanding immediately prior to the Effective Time and held by FKWW, FKW Sub, or the Company or by any Subsidiary of FKWW, FKW Sub, or the Company shall be canceled and extinguished and no consideration shall be paid therefor;

               (c) Each share of capital stock of FKW Sub, par value $0.001 per share, outstanding immediately prior to the Effective Time shall be converted into and become one share of Class B Common Stock, par value $0.001 per share, of the Surviving Corporation; and

               (d) The Merger Consideration shall be increased to an amount which equals (if greater than the Merger Consideration provided for herein) the per share amount actually paid, directly or indirectly, by FKWW or any of its Affiliates, with respect to the purchase of, or agreement to purchase, Company Stock, or securities convertible into Company Stock, which purchase is effected or agreement is entered into after the date hereof and through the Effective Time (x) from (i) any of the Robertson Sellers, (ii) LIFE, (iii) CBN, (iv) Regent, (v) any holder or "group" (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) that owns, or has the right to dispose of, or to direct the disposition of, 2-1/2% or more of any class of common stock of the Company, (vi) any of the Affiliates of the entities referred to in clauses (i), (ii), (iii),
(iv) or (v) above, or (y) in any transaction, or series of related or unrelated transactions (excluding for purposes of this clause (y), any transaction referred to in clauses (x)(i), (ii), (iii), (iv) and (vi)), after the date hereof and through the Effective Time, involving, in the aggregate, 5% or more of the outstanding shares of any class of common stock of the Company. For these purposes, it is acknowledged and agreed that (x) the $3.5 million to be paid to LIFE under the Contribution Agreement with respect to forfeited interest income on the Convertible Notes, and (y) amounts to be paid with respect to any "tax gross up" with respect to the Exchange Rights under the Contribution Agreement, shall not constitute an amount paid, directly or indirectly, with respect to the purchase of Company Stock. Further, the Merger Consideration shall not be adjusted as a result of the provisions of the preceding sentence with respect to any purchase effected under any of the Contribution Agreement, the Robertson Purchase Agreement, CBN Purchase Agreement or the Regent Purchase Agreement unless the applicable agreement has been amended after the date hereof so as to increase the consideration to be paid by FKWW or any of its Affiliates, directly or indirectly, with respect to the Company Stock or securities convertible into Company Stock. FKWW shall promptly provide notice to the Company of any agreement or amendment to an existing agreement entered into by FKWW or any of its Affiliates with a Robertson Seller, CBN or Regent, or any amendment to an Other Transaction Agreement to which LIFE or any of its Affiliates is a party, from and after the date hereof and through the Effective Time.

         1.7   Dissenting Shares.
               -----------------

               (a) Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such Shares in favor of the Merger or consented thereto in writing, who shall have delivered a written demand for appraisal of such Shares in the manner provided in the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal ("Dissenting Shares") shall not be converted into or
                     -----------------
represent a right to receive the Merger Consideration pursuant to Section 1.6 hereof, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Dissenting Shares shall
      --------  -------
have failed to establish his entitlement to appraisal rights as provided in
Section 262 of the DGCL, or (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment of his Shares under Section 262 of the

DGCL, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such Shares, and each such Share shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, without interest thereon, as provided in Section 1.6 hereof.

               (b)  Prior to the Effective Time, the Company shall give FKW Sub
(i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any petitions served pursuant to Section 262 of the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of FKW Sub, voluntarily make any payment with respect to any demands for appraisal or offers to settle or settle any such demands.

          1.8  Stock Options and Other Plans.
               -----------------------------

               (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and use its reasonable good faith efforts to take all other actions necessary to provide for the cancellation, effective at the Effective Time, subject to the payment provided for in the next sentence being made, of all the outstanding stock options, warrants or rights to purchase Shares heretofore granted (collectively, the "Options") under any outstanding stock option plan or
                            -------
pursuant to any outstanding warrant agreement or any other outstanding plan, program or arrangement of the Company providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary of the Company (collectively, the "Stock Plans") such that, immediately prior to
                                   -----------
the Effective Time, (i) each Option, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of Shares, but shall entitle each holder thereof, in cancellation and settlement therefor, to payments in cash (subject to any applicable withholding taxes, the "Cash Payment"), at the
                                                        ------------
Effective Time, equal to the product of (x) the total number of Shares subject to such Option, whether or not then vested or exercisable, and (y) the excess of the Merger Consideration over the exercise price per Share subject to such Option, each such Cash Payment to be paid to each holder of an outstanding Option at the Effective Time; provided, however, that with respect to any Person
                              --------  -------
subject to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), any such amount shall
                                           ------------
be paid, without interest, as soon as practicable after the first date payment can be made without liability to such Person under Section 16(b) of the Exchange Act, and (ii) each Share previously issued in the form of grants of restricted stock or grants of contingent shares shall fully vest in accordance with their respective terms. Any then outstanding stock appreciation rights or limited stock appreciation rights shall be canceled immediately prior to the Effective Time without any payment therefor. The Company will use its reasonable good faith efforts to ensure that, at the Effective Time, neither the Company nor any of its Subsidiaries is or will be bound by any Options or Stock Plans which would entitle any Person to acquire or hold any capital stock of the Surviving Corporation or any of its Subsidiaries or to receive any payment in respect thereof other than as set forth in this Agreement or the MTM Stock Plan, providing for the issuance to employees of MTM Entertainment, Inc., a Delaware corporation ("MTM"), a wholly owned Subsidiary of the Company, of
                         ---
shares of common stock of MTM, all as, and other than as, disclosed in the Company Disclosure Letter, including using its reasonable good faith efforts to obtain all necessary consents and releases to ensure that after the Effective Time, the only rights of the holders of Options will be to receive the Cash Payment in cancellation and settlement thereof. Notwithstanding any other provision of this Section 1.8 to the contrary, the Cash Payment may be withheld with respect to any Option until necessary consents and releases are obtained.

               (b) All provisions in any Stock Plan providing for the future issuance or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall terminate or be amended as of the Effective Time to provide no continuing rights to acquire or be issued or granted any capital stock or any interest in any capital stock (including, but not limited to Options) of the Company or the Surviving Corporation (other than in respect of capital stock or interests in capital stock (including, but not limited to, Options) granted prior to the Effective Time, which are governed by the provisions of Section 1.8(a) above).

          1.9  Exchange of Certificates.
               ------------------------

               (a) From and after the Effective Time, a bank or trust company to be designated by FKW Sub and reasonably acceptable to the Company (the "Exchange Agent") shall act as exchange agent in effecting the exchange of the
 --------------
Merger Consideration for certificates representing Shares entitled to payment pursuant to Section 1.6 (the "Certificates"). At or prior to the Effective Time,
                              ------------
FKW Sub shall deposit with the Exchange Agent the amount necessary to enable the Exchange Agent to exchange the Merger Consideration for Certificates received by the Exchange Agent.

               (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in surrendering Certificates and receiving the Merger Consideration therefor. Upon the surrender of each Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate, and such Certificate shall be canceled. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate. No interest shall be paid or accrue on the Merger Consideration payable upon the surrender of the Certificates. If any Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, such Certificate shall be accompanied by all documents required to evidence and effect such transfer, and it shall be a condition to such exchange that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or such Person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

               (c) Promptly following the date which is 180 days after the Effective Time, the Exchange Agent's duties shall terminate, and any funds deposited with the Exchange Agent that remain unclaimed by holders of Certificates shall be paid to the Surviving Corporation upon demand. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation along with the applicable letter of transmittal and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation.

               (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the applicable Merger Consideration, as provided in this Article I, subject to applicable law in the case of Dissenting Shares.

          1.10  Taking of Necessary Action; Further Action.  If, at any time
                ------------------------------------------
after the Effective Time, any reasonable and lawful further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of such corporations are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

                                   ARTICLE II
                                   ----------

                     REPRESENTATIONS AND WARRANTIES OF FKWW
                     --------------------------------------

          As an inducement to the Company to enter into this Agreement, FKWW hereby makes the following representations and warranties:

          2.1  Organization, Etc. of FKWW.   FKWW is a corporation duly ,
               --------------------------
organized validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. FKWW is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary and where the failure to be so qualified would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole. FKWW has obtained from appropriate governmental regulatory authorities, domestic or foreign (each a "Governmental
                                                                  ------------
Entity") all approvals, permits and licenses necessary for the conduct of its
------
business and operations as currently conducted, which approvals, permits and licenses are valid and in full force and effect, except where the failure to have obtained such approvals, permits or licenses or the failure of such approvals, permits or licenses to be valid and in full force and effect would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole. Other than FKW Sub, FKWW has no Subsidiaries. As used in this Agreement, "Subsidiary" of a specified Person means (i) any corporation of which
            ----------
equity securities possessing a majority of the ordinary voting power in electing the board of directors are, at the time as of which such determination is being made, owned or controlled by such specified Person either directly or indirectly or in combination with one or more Subsidiaries of such specified Person, or
(ii) any Person (other than a corporation) in which such specified Person either directly or indirectly through or in combination with one or more Subsidiaries, at the time as of which such determination is being made, (x) is a general partner, or (y) owns or controls more than a 50% ownership interest and has the right to elect a majority of the members of the governing authority of such specified Person.

          2.2  Organization, Etc. of the Guarantor. The Guarantor is a
               -----------------------------------
corporation organized and existing under the laws of South Australia, Australia, with adequate corporate power and authority to own its properties and carry on its business as presently conducted. The Guarantor has the corporate power and authority to enter into, execute and deliver the Guaranty and to guarantee the obligations of FKWW hereunder pursuant to such Guaranty.

          2.3  Authorization.  This Agreement and the consummation of the
               -------------
transactions contemplated hereby have been unanimously approved by the Board of Directors of FKWW and have been duly authorized by all other necessary corporate action on the part of FKWW. This Agreement has been duly executed and delivered by a duly authorized officer of FKWW and (assuming the same to be valid and binding obligations of the other parties hereto) constitutes the valid and binding agreement of FKWW, enforceable against FKWW in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. FKWW has delivered to the Company true and correct copies of resolutions adopted by the Board of Directors of FKWW approving this Agreement.

          2.4  Execution, Delivery and Performance by the Guarantor.  The
               ----------------------------------------------------
execution, delivery and performance of the Guaranty and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Guarantor, and the Guarantor has taken all other actions required by law and its organizational documents in order to consummate the transactions contemplated by the Guaranty. The Guaranty constitutes the valid and binding obligations of the Guarantor and is enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

          2.5  No Consents.  The execution and delivery of this Agreement by
               -----------
FKWW or by the Guarantor of the Guaranty, do not, and the performance of FKWW's obligations under this Agreement and the Guarantor of its obligations under the Guaranty, and the consummation of the transactions contemplated hereby or thereby by FKWW and the Guarantor, respectively, will not require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except (i) for (A) applicable requirements of the Exchange Act, the Securities Act of 1933, as amended and the rules and regulations thereunder (the "Securities Act"), and state securities or "blue sky" laws or
                 --------------
state anti-takeover laws ("Blue Sky Laws"), (B) the pre-merger notification
                           -------------
requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder (the "HSR Act"), and (C) the
                                                       -------
Merger Filing, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not, individually or in the aggregate, reasonably be expected to prevent consummation of the Merger, or otherwise prevent FKWW or the Guarantor from performing their respective obligations under this Agreement or the Guaranty in any material respect, and (y) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole.

          2.6  Brokers and Finders.  FKWW has not employed any investment
               -------------------
banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission payable after the date hereof in connection with this Agreement or the Merger.

          2.7  Compliance with Other Instruments, Etc.  As of the date hereof,
               ---------------------------------------
FKWW is not in violation of any term of (a) its charter, by-laws or other organizational documents, (b) any material agreement or instrument including any such related to Indebtedness, (c) any applicable law, ordinance, rule or regulation of any Governmental Entity, or (d) any applicable order, judgement or decree of any court, arbitrator or Governmental Entity, the consequences of which violation, whether individually or in the aggregate, would be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of FKWW or (ii) the ability of FKWW to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by FKWW will not result in any violation of or conflict with, constitute a default under, or require any consent under any term of the charter, bylaws or other organizational document of FKWW or any such agreement, instrument, law, ordinance, rule, regulation, order, judgement or decree or result in the creation of (or impose any obligation on FKWW to create) any Lien upon any of the properties or assets of FKWW pursuant to any such term, except where such violation, conflict or default, or the failure to obtain such consent, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole or (ii) the ability of FKWW to perform its obligations under this Agreement. For purposes of this Agreement, "Lien" means any mortgage. pledge, lien, security interest or
                    ----
other encumbrance of any kind or nature.

          2.8  Litigation.  As of the date hereof, there are no actions, suits,
               ----------
investigations or proceedings (adjudicatory or rulemaking) pending or, to the knowledge of FKWW, threatened against FKWW or any of its respective properties in any court or before any arbitrator of any kind or before or by any Governmental Entity, except actions, suits, investigations or proceedings which, in the aggregate, would not be reasonably expected to have a material adverse effect on the ability of FKWW to perform its obligations under this Agreement.

          2.9  Information True and Correct.  None of the information supplied
               ----------------------------
or to be supplied by FKWW for inclusion in the Information Statement will, at the date the definitive Information Statement is first sent or given to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by FKWW with respect to any information supplied by the Company or any of its Affiliates for inclusion in the Information Statement.

          2.10  Transaction Agreements.  This Agreement, the Other Transaction
                ----------------------
Agreements and the other agreements listed in the recitals above, are the only agreements existing as of the date hereof between FKWW, on the one hand, and the respective counterparties to such agreements and any Affiliates of such parties, on the other hand, with respect to the acquisition of Class A Stock, Class B Stock, Class C Stock or Convertible Notes.

                                  ARTICLE III
                                  -----------

                   REPRESENTATIONS AND WARRANTIES OF FKW SUB
                   -----------------------------------------

          As an inducement to the Company to enter into this Agreement, FKW Sub hereby makes the following representations and warranties:

          3.1  Organization, Etc.  FKW Sub is a corporation duly organized,
               -----------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. FKW Sub is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary and where the failure to be so qualified would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of FKW Sub and its Subsidiaries taken as a whole. FKW Sub has obtained from the appropriate Government Entities all approvals, permits and licenses necessary for the conduct of its business and operations as currently conducted, which approvals, permits and licenses are valid and in full force and effect, except where the failure to have obtained such approvals, permits or licenses or the failure of such approvals, permits or licenses to be valid and in full force and effect would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of FKW Sub and its Subsidiaries taken as a whole. At the date of this Agreement, FKW Sub has no Subsidiaries.

          3.2  Authorization.  This Agreement and the consummation of the
               -------------
transactions contemplated hereby have been unanimously approved by the Board of Directors of FKW Sub and have been duly authorized by all other necessary corporate action on the part of FKW Sub. This Agreement has been duly executed and delivered by a duly authorized officer of FKW Sub and (assuming the same to be valid and binding obligations of the other parties hereto) constitutes the valid and binding agreement of FKW Sub, enforceable against FKW Sub in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

          3.3  No Consents.  The execution and delivery of this Agreement by
               -----------
FKW Sub do not, and the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby by FKW Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except (i) for (A) applicable requirements of the Exchange Act, the Securities Act, and the Blue Sky Laws, (B) the pre-merger notification requirements of the HSR Act, and (C) the Merger Filing, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not, individually or in the aggregate, be reasonably expected to prevent consummation of the Merger, or otherwise prevent FKW Sub from performing its obligations under this Agreement in any material respect, and (y) would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole.

          3.4  Brokers and Finders.  FKW Sub has not employed any investment
               -------------------
banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission payable after the date hereof in connection with the Merger.

          3.5  Compliance with Other Instruments, Etc.  As of the date hereof,
               ---------------------------------------
FKW Sub is not in violation of any term of (a) its charter, by-laws or other organizational documents, (b) any material agreement or instrument including any such related to Indebtedness, (c) any applicable law, ordinance, rule or regulation of any Governmental Entity, or (d) any applicable order, judgement or decree of any court, arbitrator or Governmental Entity, the consequences of which violation, whether individually or in the aggregate, would be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole, or (ii) the ability of FKW Sub to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by FKW Sub will not result in any violation of or conflict with, constitute a default under, or require any consent under any term of the charter, bylaws or other organizational document of FKW Sub or any such agreement, instrument, law, ordinance, rule, regulation, order, judgement or decree or result in the creation of (or impose any obligation on FKW Sub to create) any Lien upon any of the properties or assets of FKW Sub pursuant to any such term, except where such violation, conflict or default, or the failure to obtain such consent, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole, or (ii) the ability of FKW Sub to perform its obligations under this Agreement.

          3.6  Litigation.  As of the date hereof, there are no actions, suits,
               ----------
investigations or proceedings (adjudicatory or rulemaking) pending or, to the knowledge of FKW Sub, threatened against FKW Sub or any of its respective properties in any court or before any arbitrator of any kind or before or by any Governmental Entity, except actions, suits, investigations or proceedings which, in the aggregate, would not be reasonably expected to have a material adverse effect on the ability of FKW Sub to perform its obligations under this Agreement.

          3.7  Information True and Correct. None of the information supplied
               ----------------------------
or to be supplied by FKW Sub for inclusion in the Information Statement will, at the date the definitive Information Statement is first sent or given to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by FKW Sub with respect to any information supplied by the Company or any of its Affiliates for inclusion in the Information Statement.

          3.8  Fraudulent Transfer Laws.  Assuming the Company is not Insolvent
               ------------------------
immediately prior to the Effective Time, and further assuming the representations and warranties of the Company contained in this Agreement are true and accurate in all material respects immediately prior to the Effective Time, the Surviving Corporation will not be Insolvent immediately after the Effective Time (taking into account changes in assets and liabilities of the Surviving Corporation as a result of the Merger). For purposes hereof, an entity will be deemed to be Insolvent if (i) such entity's financial condition is such that either the sum of its debts is greater than the fair value of its assets or the fair saleable value of its assets is less than the amount required to pay its probable liability on existing debts as they mature, (ii) such entity has unreasonably small capital with which to engage in its business or (iii) such entity has incurred liabilities beyond its ability to pay as they become due.

                                   ARTICLE IV
                                   ----------

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          As an inducement to FKWW and FKW Sub to enter into this Agreement, the Company hereby makes the following representations and warranties. Whether or not specifically referred to therein, such representations and warranties contain exceptions set forth in a written disclosure letter (the "Company
                                                                  -------
Disclosure Letter") delivered to FKWW and FKW Sub concurrently with the
-----------------
execution hereof, which is numbered to correspond to the various sections of this Agreement and which also sets forth certain other information called for by this Agreement.

          4.1  Organization, Etc., of the Company.  The Company is a
               ----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary and where the failure to be so qualified would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. As of the date hereof, the Company has obtained from the appropriate Government Entities all approvals, permits and licenses necessary for the conduct of its business and operations as currently conducted, which approvals, permits and licenses are, as of the date hereof, valid and in full force and effect, except where the failure to have obtained such approvals, permits or licenses or the failure of such approvals, permits or licenses to be valid and in full force and effect would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

          4.2  Operations of Subsidiaries.  Each Subsidiary of the Company (a)
               --------------------------
is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other organizational power and authority to own its properties and assets and conduct its business and operations as currently conducted, except where the failure to be duly organized, validly existing and in good standing would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, and (c) has, as of the date hereof, obtained from the appropriate Government Entities all approvals, permits and licenses necessary for the conduct of its business and operations, as currently conducted, which approvals, permits and licenses are, as of the date hereof, valid and remain in full force and effect, except where the failure to have obtained such approvals, permits and licenses or the failure of such approvals, permits or licenses to be valid and in full force and effect would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. The Company Disclosure Letter sets forth a true and correct list of each Subsidiary of the Company as of the date hereof. All of the outstanding capital stock of each such Subsidiary is owned entirely by the Company or by a Subsidiary of the Company, as the case may be, as of the date hereof, free and clear of all Liens and Restrictions, except for such restrictions on transfer as are imposed by state and federal securities laws and except for Liens and Restriction as will not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, "Restriction," means, when used with respect to any specified
                 -----------
security, any shareholders or other trust agreement, option, warrant, escrow, proxy, buy-sell agreement, power of attorney or other contract, agreement or arrangement which (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of, such specified security or any interest therein, or (ii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of, the ownership of such specified security. All such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements, understandings or undertakings governing the rights and duties of the Company or any Subsidiary of the Company as a stockholder of any Subsidiary (other than a Subsidiary wholly owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company) under which the Company or any Subsidiary is or may become obligated, directly or indirectly, to acquire or dispose of any equity interest in, make any capital contribution or extend credit to, or act as guarantor, surety or indemnitor for any liability of any Subsidiary (other than a Subsidiary wholly owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company). Other than Subsidiaries of the Company, the Company has no interest in any corporation, joint venture, limited liability company, limited liability partnership, or other business enterprise of any nature, other than investments in marketable securities acquired in the ordinary course of business.

          4.3  Authorization.  This Agreement and the consummation of the
               -------------
transactions contemplated hereby have been approved by the Board of Directors of the Company and upon execution of the Consent, this Agreement and the Merger shall have been duly authorized by all other necessary corporate action on the part of the Company, including any required stockholder action. This Agreement, upon execution and delivery thereof, will be duly executed and delivered by a duly authorized officer of the Company and (assuming the same to be valid and binding obligations of the other parties hereto) this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Company has delivered to FKWW and FKW Sub true and correct copies of resolutions adopted by the Board of Directors.

          4.4  Fairness Opinion; Approval by Board of Directors.  On or prior
               ------------------------------------------------
to the date hereof, the Board of Directors of the Company (i) approved the terms of this Agreement and the Merger, (ii) determined that the Merger is fair to and in the best interests of the holders of the Shares (other than FKWW, FKW Sub, the Company, and their respective Affiliates), and (iii) has recommended this Agreement and the Merger to the Company's stockholders. The Board of Directors of the Company has received an oral opinion, as of the date hereof, of (x) Bear, Stearns & Co. Inc. to the effect that the consideration to be received by the holders of the Shares (other than FKWW, FKW Sub, the Company, and their respective Affiliates) pursuant to this Agreement is fair to such holders from a financial point of view, and (y) Goldman Sachs & Co. to the effect that the consideration to be received by the holders of the Shares (other than FKWW, FKW Sub, the Company and their respective Affiliates) pursuant to this Agreement is fair to such holders. At the date hereof, such opinions (which, when confirmed in writing, will be provided to FKWW and FKW Sub) have not been withdrawn, revoked or modified. It is agreed and understood that such opinions are for the use of the Board of Directors of the Company in considering this Agreement and the Merger and may not be relied upon by FKWW or FKW Sub. Based on such opinions, and such other factors as it deemed relevant, the Board of Directors of the Company has taken all of the actions set forth in clauses (i) and (ii) above and has directed that this Agreement be submitted to the stockholders of the Company for their approval.

          4.5  Capital Stock.
               -------------

               (a) The authorized capital stock of the Company consists of (i) 10,000,000 shares of Class A Stock, of which 5,000,000 shares are outstanding as of the date hereof, (ii) 100,000,000 shares of Class B Stock, of which 32,781,795 shares are outstanding as of the date hereof, (iii) 20,000,000 shares of Class C Stock, of which 7,088,732 shares are outstanding as of the date hereof, and (iv) 400,000 shares of 10% Convertible Cumulative Preferred Stock, par value $0.001 per share, of which none are issued and outstanding as of the date hereof. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable.

               (b) As of the date hereof, there are (i) no options, warrants, calls, subscriptions, convertible securities or other rights (including preemptive rights), agreements, understandings, arrangements or commitments of any character obligating the Company now or at any time in the future to issue or sell any of its capital stock or other equity interests in the Company or any of its Subsidiaries, (ii) there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Company or any of its Subsidiaries, (iii) there are no outstanding bonds, debentures, notes or other obligations of the Company or any of its Subsidiaries, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of the Class A Stock and the Class B Stock on any matter, (iv) there are no obligations, contingent or otherwise, guaranteeing the value of any of the Shares or the capital stock of any of its Subsidiaries either now or at any time in the future, and (v) there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any capital stock or other equity interests of the Company or any of its Subsidiaries. None of the Shares or any other equity interest of the Company or any other securities convertible into or exchangeable for Shares or any other equity interests of the Company, or options to acquire Shares or securities convertible into Shares or equity interests of the Company are held by any of the Company's Subsidiaries.

          4.6  Consents.  The execution and delivery of this Agreement by the
               --------
Company do not, and the performance of its obligations under this Agreement and the consummation of the Merger by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except (i) for (A) applicable requirements of the Exchange Act, the Securities Act, and the Blue Sky Laws, (B) the pre-merger notification requirements of the HSR Act, and (C) the Merger Filing, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not, individually or in the aggregate, be reasonably expected to prevent the consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (y) with respect to any such requirement in effect on the date hereof, would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

          4.7  SEC Reports and Financial Statements.  Since January 1, 1994 up
               ------------------------------------
to and including the date hereof, the Company has filed with the SEC all forms, reports, schedules, registration statements, proxy statements and other documents (collectively, "Company SEC Reports") required to be filed by the
                          -------------------
Company with the Securities and Exchange Commission (the "SEC") under the
                                                          ---
Securities Act, Exchange Act, and the rules and regulations thereunder. As of their respective dates, or in the case of registration statements, as of their respective effective dates, all of the Company SEC Reports, including all exhibits and schedules thereto and all documents incorporated by reference therein, (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act applicable thereto, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of the Company and its Subsidiaries included in such reports complied as of the respective dates thereof as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") as in
                                                              ----
effect on their respective dates applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly presented (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1996, and up to and including the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, which would be required by GAAP, as of the date hereof, to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto except liabilities, obligations or contingencies (a) which are disclosed, reflected or reserved for on the unaudited balance sheets of the Company and its Subsidiaries as of March 31, 1997 (including the notes thereto) or in this Agreement or the Company Disclosure Letter or (b) which (i) were incurred in the ordinary course of business after December 31, 1996, and consistent with past practices, or (ii) are disclosed or reflected or reserved for in the Company SEC Reports filed after December 31, 1996, or (iii) would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or (c) which were incurred as a result of actions taken or refrained from being taken (i) in furtherance of the transactions contemplated by this Agreement, or (ii) at the request of FKWW and FKW Sub. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any of its Subsidiaries except as required by GAAP or applicable law.

          4.8  Absence of Certain Changes or Events.  Since December 31, 1996
               ------------------------------------
and up to and including the date hereof, except as disclosed in the Company Disclosure Letter or the Company SEC Reports, (A) the Company has not declared or paid any dividend or made any distribution on or with respect to its capital stock; redeemed, purchased or otherwise acquired any of its capital stock; granted any options, warrants or other rights to purchase shares of, or any other securities which may be convertible into or exchangeable for, its capital stock; or issued any shares of its capital stock; (B) there has been no increase in the compensation or benefits (including but not limited to any bonus, severance or option plan, program, arrangements or understanding) payable or to become payable to any officer or director of the Company or any of the 25 most highly compensated (based on cash compensation paid in or with respect to services rendered in calendar 1996) employees of the Company and its Subsidiaries (including officers and directors of the Company, as applicable) (collectively, including officers and directors of the Company, "Highly
                                                                 ------
Compensated Persons"), other than increases in the ordinary course of business
-------------------
and consistent with past practice; (C) there has been no pledge, disposition, encumbrance, hypothecation, sale or other transfer of any material portion of the properties or assets of the Company and its Subsidiaries taken as a whole (whether tangible or intangible), except in the ordinary course of business and consistent with past practice; and (D) there has been no agreement binding upon the Company or any of its Subsidiaries to do any of the foregoing. Since December 31, 1996 and up to and including the date of this Agreement, other than as disclosed in the Company Disclosure Letter or the Company SEC Reports or as contemplated by this Agreement, the Company and each of its Subsidiaries have conducted their respective businesses in the ordinary course and there has been no change in the condition (financial or otherwise), business, properties, assets or liabilities of the Company and its Subsidiaries taken as a whole, except such failures to so conduct their businesses and such changes, which, when considered as a whole, have not had a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

          4.9  Service Mark.  The Company and its Subsidiaries own or have
               ------------
adequate rights, including the underlying intellectual property rights, with respect to the mark, "The Family Channel," in the United States.
                      ------------------

          4.10 DGCL Section 203.  The Company is not subject to the provisions
               ----------------
of Section 203 of the DGCL.

          4.11 Material Contracts and Commitments. None of M.G. "Pat" Robertson,
               ----------------------------------
Timothy B. Robertson, Anthony D. Thomopoulos, Richard L. Sirvaitis, K.J. "Gus" Lucas, Stephen D. Lentz, or Louis A. Isakoff (collectively, the "Responsible
                                                                 -----------
Officers") has, as of the date hereof, Actual Knowledge that the Company or any
--------
other party to any of the Company's contracts or agreements is in breach of any of their respective obligations under such contracts or agreements other than breaches which, individually or in the aggregate, would not reasonably be expected to have a material adverse affect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

          4.12 Agreements with Related Parties.  Other than as set forth in the
               -------------------------------
Company SEC Reports or the Company Disclosure Letter, as of the date hereof, none of Pat Robertson, Tim Robertson, the officers and directors of the Company, LIFE, CBN, Regent or their respective Affiliates (except Affiliates controlled by the Company) (collectively, "Related Parties") is a party to any agreement
                                ---------------
with the Company or any of its Subsidiaries providing for the payment of an amount or amounts in excess of $250,000 in the aggregate, or has any interest in any property

(real, personal or mixed, tangible or intangible) used in or pertaining to the business of the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole, except this Agreement (the "Related Party Agreements"). No Person shall be deemed to have any agreement or
 ------------------------
interest referred to in this Section 4.12 solely because such Person holds an equity interest in a Person (who is not an Affiliate of such Person) which is party to such agreement or has such interest. None of the Related Party Agreements, in the form previously delivered to FKWW, has been modified or amended in any material respect through the date hereof except as contemplated by this Agreement, the Stock Purchase Agreements or the Contribution Agreement.

          4.13 Affiliation Agreements.  The Company Disclosure Letter includes
               ----------------------
a true and complete list as of the date hereof of the contracts between the Company and the top 25 cable carriers relating to carriage of The Family Channel (determined by reference to subscriber count as of the most recent practicable dates) (the "Affiliation Agreements"). At the date hereof, to the Actual
             ----------------------
Knowledge of the Responsible Officers, the Company has not received any notice (written or oral) that any such cable carrier (a) has canceled or terminated, or has a specific intention to cancel or terminate, any Affiliation Agreement, which cancellations or terminations would involve, in the aggregate, the loss of more than 1,000,000 subscribers, or (b) has a specific intention to effect a planned reduction in the number of subscribers covered by such Affiliation Agreement other than reductions which would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

          4.14 Brokers and Finders.  Except for the fees and expenses payable
               -------------------
to Goldman, Sachs & Co. and Bear, Stearns & Co. Inc., which fees shall be paid by the Surviving Corporation, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission payable after the date hereof in connection with this Agreement or the Merger contemplated hereby.

         4.15 Information Statement.  None of the information supplied or to
              ---------------------
be supplied by the Company for inclusion in the definitive Information Statement to be filed with the SEC relating to the Merger as required by the Exchange Act (the "Information Statement"), will, at the date such Information Statement is
      ---------------------
first sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will, when first sent or given to stockholders of the Company, comply as to form in all material respects with the requirements of the Exchange Act. No representation is made by Company with respect to any information supplied by FKWW or FKW Sub expressly for inclusion in the Information Statement.

                                   ARTICLE V
                                   ---------

                              CONDUCT OF BUSINESS
                              -------------------

          5.1  Conduct of Business of the Company.  Prior to the earlier of the
               ----------------------------------
Effective Time of the Merger or the termination of this Agreement pursuant to its terms, unless FKWW and FKW Sub shall otherwise consent in writing or unless otherwise set forth in the Company Disclosure Letter:

               (i) except as otherwise contemplated by this Agreement, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

               (ii) except as required or permitted by this Agreement and except as required by any existing agreement of the Company or any of its Subsidiaries or in order to comply with the legal requirements of the jurisdiction of incorporation of any Subsidiary, the Company shall not and shall not propose to, nor shall it permit any of its Subsidiaries to or propose to (A) sell or pledge or agree to sell or pledge any capital stock owned by it (or any of its Subsidiaries) in any of its Subsidiaries, (B) amend its Certificate of Incorporation or By-Laws, (C) split, combine, reclassify or amend the terms of its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock of the Company, or declare, set aside or make any dividend or other distribution payable in cash, stock or property, or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of the capital stock of the Company or any options or rights to purchase any shares of capital stock except as required by this Agreement;

               (iii) except as required by any existing agreement of the Company or any Subsidiary or in order to comply with the legal requirements of the jurisdiction of incorporation of any Subsidiary, the Company shall not, nor shall it permit any of its Subsidiaries to, except as required by this Agreement, authorize, issue, deliver, pledge, encumber or sell or agree to authorize, issue, deliver, pledge, encumber or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock;

               (iv) except as otherwise contemplated by this Agreement, the Company shall not, and shall cause its Subsidiaries not to: (A) adopt any material employee benefit plan or (B) amend any material employee benefit plan in a manner that significantly increases the benefits thereunder or
     (C) adopt, extend or amend any employment agreement (including any severance agreement) for senior management employees of the Company or (D) make any increase in the compensation of any Highly Compensated Person, whether now or hereafter payable, other than in the ordinary course of business consistent with past practice (except that no such increase shall be effected pursuant to any option, stock purchase, or other plan, arrangement, contract or commitment providing for the issuance of capital stock of the Company or any option or other right to acquire capital stock of the Company), or (E) hire any new employee of the Company or any Subsidiary at a cash compensation (including salary and anticipated bonus) in excess of $100,000 per annum other than any replacement for a departing employee pursuant to substantially equivalent compensation arrangements, which replacements shall be made, if at all, only after consulting with FKWW;

               (v) the Company shall not and shall cause its Subsidiaries to not, take or agree to take any action with the intent and knowledge that such action would cause a breach of any of the representations or warranties of the Company contained in this Agreement in any material respect or prevent the Company from performing or cause the Company not to perform any of its covenants hereunder in any material respect;

               (vi) the Company shall not submit any matters to the stockholders of the Company for a vote prior to the Effective Date other than the Merger;

               (vii) the Company shall not, and shall cause its Subsidiaries to not, sell, pledge, dispose of, encumber or hypothecate any material portion of the assets of the Company and its Subsidiaries taken as a whole, except in the ordinary course of business and consistent with past practice;

               (viii) the Company shall not, and shall cause its Subsidiaries to not, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or any other business organization or division thereof, or any material interest therein other than marketable securities purchased in the ordinary course of business consistent with past practice;

               (ix) the Company shall not, and shall cause its Subsidiaries to not, incur any liability in respect of (i) borrowed money, (ii) capitalized lease obligations, (iii) the deferred purchase price of property or services (other than trade payables in the ordinary course of business),
     (iv) reimbursement obligations in respect of letters of credit and (v) guarantees of any of the foregoing incurred by any Person other than the Company and its direct or indirect wholly owned Subsidiaries (collectively, "Indebtedness") except (x) to the extent of such liabilities as of the date hereof, including any replacements, refinancings or renewals thereof on terms not materially more onerous to the Company, or (y) under revolving credit facilities existing on the date hereof or (z) other obligations which do not exceed $1 million individually or in the aggregate;

               (x) the Company shall not, and shall cause its Subsidiaries to not, authorize any capital expenditures or the purchase of any fixed assets other than (i) expenditures or purchases which are included in the capital budget of the Company previously delivered by the Company to FKWW and FKW Sub or, if not included in such capital budget, do not exceed $10 million individually or in the aggregate, or (ii) expenditures necessary to continue to operate the technical facility of the Company following the occurrence of any emergency in order to continue to telecast the Family Channel (subject in the case of (ii) above, to the receipt of approval of FKWW, which approval shall not be unreasonably withheld and shall be deemed given, if not previously given or reasonably withheld, upon the expiration of 24 hours following confirmed, actual delivery of notice, however delivered, to any of Chase Carey, Jay Itzkowitz, Larry Jacobson, Haim Saban, Margaret Loesch or Mel Woods, which notice identifies the emergency, provides an estimate of the expenditures to be incurred and expressly refers to the requirement that notice of approval or the withholding of approval be delivered to the Company within 24 hours. The provisions of Section 9.2 hereof expressly do not apply to this Section 5.1(x);

               (xi) the Company shall not, and shall cause its Subsidiaries to not, authorize any expenditure for television or motion picture productions or programming other than expenditures or purchases which are included in the programming budget of the Company previously delivered by the Company to FKWW and FKW Sub or, if not included in such capital budget, do not exceed $10 million individually or in the aggregate;

               (xii) the Company shall not, and shall cause its Subsidiaries to not, enter into any transaction or incur or make any payment to any Related Party of the Company except for goods or services provided in the ordinary course of business consistent with past practice and except for payments incurred or made or other transactions effected pursuant to any agreements existing on the date hereof;

               (xiii) the Company shall not, and shall cause its Subsidiaries to not, take any action to change any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any of its Subsidiaries other than as required in order to comply with GAAP or applicable law;

               (xiv) the Company shall not, and shall cause its Subsidiaries to not, enter into any agreement with any Person other than FKWW or FKW Sub granting such other Person the right to program any block of time on The Family Channel other than arrangements which (i) terminate on or prior to September 1, 1998, or (ii) which are terminable by the Company on not more than 30 days notice without any payment with respect thereto other than reimbursement of any advance payments;

               (xv) the Company shall not, and shall cause its Subsidiaries to not, to launch a new cable channel without first consulting with FKWW;

               (xvi) the Company shall not and shall cause its Subsidiaries to not, cancel, revoke or fail to renew any of the Affiliation Agreements or take any action with the intent and knowledge that such action would cause a material breach or violation of any Affiliation Agreement; and

               (xvii) the Company shall not, and shall cause its Subsidiaries to not enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing subsections.

          5.2  Conduct of Business of FKW Sub.  Prior to the earlier of the
               ------------------------------
Effective Time of the Merger or the termination of this Agreement pursuant to its terms, FKW Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                   ARTICLE VI
                                   ----------

                             ADDITIONAL AGREEMENTS
                             ---------------------

          6.1  Preparation of Information Statement.  The Company shall, as
               ------------------------------------
promptly as practicable, prepare and file a preliminary Information Statement with the SEC and shall use its reasonable good faith efforts to respond to any comments of the SEC and to cause the Information Statement to be mailed to the Company's stockholders at the earliest practicable time. Each of the parties hereto shall supply such information reasonably requested by the Company (or in the case of the Company, as is necessary) in its possession for inclusion in the Information Statement. The Company will notify FKWW and FKW Sub promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information Statement or for additional information and will supply FKWW and FKW Sub with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Information Statement or the Merger.

          6.2  Filings and Other Actions.  As promptly as practicable after the
               -------------------------
execution of this Agreement, but in any event within 5 business days, FKWW, FKW Sub and the Company shall file notification reports under the HSR Act and shall request early termination of the waiting period under the HSR Act and use their reasonable good faith efforts to obtain clearance or authorization under the HSR Act of the Merger and the other transactions contemplated by this Agreement at the earliest practicable time.

          6.3  Fees and Expenses.  Except as set forth in Section 9.11, whether
               -----------------
or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          6.4  Further Assurances.
               ------------------

               (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable good faith efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, but not limited to, using reasonable good faith efforts (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts; (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulation; (c) to defend all lawsuits or other legal proceedings challenging this Agreement or the transactions contemplated hereby; (d) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (e) to effect all necessary filings with respect to the transactions contemplated hereby, including, but not limited to, filings under the HSR Act and submissions of information requested by Government Entities; and (f) to fulfill all conditions to this Agreement. Notwithstanding the foregoing, nothing contained herein shall require any party to waive any of the conditions to the Merger or other transactions contemplated by this Agreement.

               (b) FKWW and FKW Sub hereby agree, while this Agreement is in effect, and except as contemplated hereby, not to take any action with the intention and knowledge that such action would make any of their representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling them from performing their obligations under this Agreement. FKWW and FKW Sub shall not enter into, permit or give any consent to, any amendment, supplement or other modification of, or give any consent or waiver or otherwise take any action (including agreeing to a delayed closing date) under, any of the Other Transaction Agreements (or any of the agreements related thereto) (collectively, a "Modification") which could
                                                  ------------
reasonably be expected to delay the Effective Time, and shall not in any event waive, amend, modify or terminate the condition set forth in Section 8.6 of the Contribution Agreement, or terminate any of the Other Transaction Agreements (or any of the agreements related thereto), without the prior written consent of the Company (subject to Section 6.8, if applicable). Notwithstanding the foregoing, FKWW and FKW Sub may effect any Modification to the Other Transaction Agreements (or any of the agreements related thereto) which they determine in good faith to be reasonably necessary to effect the transactions contemplated thereby, provided they use their reasonable good faith efforts to cause the closing thereunder to occur as soon as practicable and provided further that such Modification will not delay the Effective Time beyond November 30, 1997.

          6.5  Notification of Certain Matters.  The Company shall use
               -------------------------------
reasonable good faith efforts to promptly give written notice to FKWW and FKW Sub, and FKWW and FKW Sub shall use reasonable good faith efforts to promptly give written notice to the Company, upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement and use its reasonable good faith efforts to prevent or promptly remedy the same.

          6.6  Access and Information.  From the date hereof to the Effective
               ----------------------
Time, the Company shall, and shall cause its Subsidiaries and its and their respective officers, directors, employees and agents to, afford the officers, employees and agents of FKWW and FKW Sub and their respective affiliates reasonable access during normal business hours (or at such other times as FKWW or FKW Sub and the Company may mutually agree) to its properties, books, contracts, commitments and records and shall furnish FKWW and FKW Sub and their respective affiliates all financial, operating and other data and information as FKWW or FKW Sub or any of their respective affiliates, through their respective officers, employees or agents, may reasonably request. All information disclosed pursuant to this Section 6.6, shall be subject to those certain Confidentiality Agreements entered into by and between FKWW and the Company as of May 2, 1996, December 17, 1996, and December 31, 1996 (the "Confidentiality Agreements").
      --------------------------

               6.7  Acquisition Proposals.  Prior to the Effective Time, the
                    ---------------------
Company agrees (a) that neither it nor any of its Subsidiaries shall authorize or permit any of its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition
                                                            -----------
Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.7; and (c) that it will notify FKWW and FKW Sub immediately if any such inquiries or proposals are received by, any such information is received from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing
                                              --------  -------
contained in this Section 6.7 shall prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any Person or entity that makes an unsolicited bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that (A) the Board of Directors determines in good faith, based as to legal matters on advice of outside legal counsel, that the failure to take such action would involve a substantial risk of breach of fiduciary duty to the Company's shareholders imposed by applicable law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person or entity, the Company provides notice to FKWW and FKW Sub to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person or entity, and (C) subject to any confidentiality agreement with such Person or entity (which the Company executed after determining in good faith, based as to legal matters on advice of outside counsel, that the failure to take such action would involve a substantial risk of breach of the Board of Directors' fiduciary duty to stockholders imposed by applicable law), the Company keeps FKWW and FKW Sub informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 6.7 shall (x) permit any party to terminate this Agreement (except as specifically provided in Section 8.1 hereof), (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal

(other than a confidentiality agreement in customary form)), or (z) affect any other obligation of any party under this Agreement.

          6.8  Board of Directors.  In the event FKWW and the other parties
               ------------------
thereto consummate the purchase of the Company Stock from the Robertson Sellers pursuant to the Robertson Purchase Agreement prior to the Closing of the Merger, FKWW shall, from and after such closing, be entitled to designate, at its option, upon notice to the Company, up to that number of directors, rounded to the nearest whole number, of the Company's Board of Directors, subject to compliance with Section 14(f) of the Exchange Act, as will make the percentage of the Company's directors designated by FKWW equal to the aggregate voting power of the Shares of Company Stock held by FKWW or any of its Subsidiaries (after giving effect to the conversion of the Class A Stock to Class B Stock and the conversion of any Class C Stock and any Convertible Notes then held by FKWW or its Subsidiaries into Class B Stock); provided, however, that the Company
                                         --------  -------
shall not be obligated and need not appoint any designee or designees to the Board of Directors of the Company who, in the Board's good faith judgment, are not fit to be Directors of the Company; and provided, further, that in the event
                                            --------  -------
that FKWW designees are elected to the Board of Directors of the Company, such Board of Directors shall have, until the Effective Time, at least two directors who are Class B Directors on the date of this Agreement (the "Continuing
                                                              ----------
Directors"), and provided, further that, in such event, if the number of
---------        --------  -------
Continuing Directors shall be reduced below two for any reason whatsoever, the remaining Continuing Directors shall be permitted to designate an individual to fill such vacancy who would be an "independent director" under the rules of the New York Stock Exchange (such designee to be deemed to be a Continuing Director for purposes of this Agreement) or, if no Continuing Directors then remain, the other directors shall designate two individuals to fill such vacancies who shall not be officers, directors, employees or Affiliates of FKWW or any of its Affiliates and shall otherwise be "independent directors" under the rules of the New York Stock Exchange (each designee to be deemed to be a Continuing Director for purposes of this Agreement). To the fullest extent permitted by applicable law, the Company shall take all actions requested by FKWW which are reasonably necessary to effect the election of any such designee or designees, including the inclusion in the Information Statement, or a separate mailing, of the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the making of such mailing as part of the Information Statement or otherwise, as requested by FKWW (provided that FKWW shall have provided to the Company on a timely basis all information required to be included with respect to FKWW designees). In connection with the foregoing, the Company will promptly either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable FKWW designees to be elected or appointed to the Company's Board of Directors as provided above. Following the election or appointment of FKWW's designees pursuant to this Section 6.8 and prior to the Effective Time, any amendment, or waiver of any term or condition, of this Agreement or the Amended and Restated Certificate of Incorporation or Restated By-Laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of FKWW or FKW Sub or waiver or assertion of any of the Company's rights hereunder, or any other consents or actions by the Board of Directors with respect to this Agreement or the Guaranty, will require, and will require only, the concurrence of a majority of the Continuing Directors, except to the extent that applicable law requires that such action be acted upon by the full Board of Directors, in which case such action will require the concurrence of a majority of the Directors, which majority shall include each of the Continuing Directors, and no other action by the Company shall be required for purposes of this Agreement. After the date of this Agreement, until the earlier of (i) the Effective Time, and
(ii) the termination of this Agreement, FKWW will not exercise any rights it may have as a stockholder of the Company to effect a change in the composition of the Board of Directors of the Company, except as provided for in this Section 6.8.

          6.9   Indemnification and Insurance.  FKWW shall cause all rights to
                -----------------------------
indemnification or exculpation now existing in favor of the past and present directors or officers of the Company as provided in the Company's Amended and Restated Certificate of Incorporation or Restated By-Laws with respect to claims arising from service as officers or directors prior to the Effective Time to survive the merger and continue in full force and effect for a period of not less than six years from the Effective Time (or with respect to claims arising from service as officers or directors prior to the Effective Time which have not been resolved prior to such sixth anniversary, until the time such matters are finally resolved). FKWW shall cause the Surviving Corporation to maintain in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company as of the date hereof (provided that the Surviving Corporation may substitute therefor policies of at least the same amount of coverage (covering known or unknown claims as of the Effective Time) containing terms and conditions which are not less advantageous), copies of which has been previously made available to FKWW, with respect to matters occurring prior to the Effective Time, to the extent available; provided, however, that the Surviving Corporation shall not be
                  --------  -------
required to maintain such insurance to the extent the annual premium therefor exceeds 200% of the annual premiums currently paid by the Company in respect of the current policy or policies (the "Maximum Amount") but in such case shall
                                     --------------
purchase as much comparable coverage as available for the Maximum Amount.

          6.10  Officer's Certificate.  The Company, at the request of FKWW,
                ---------------------
shall deliver a certificate to FKWW executed by an executive officer of the Company in the form and with respect to the matters referred to in the attached Exhibit A, dated as of the date of the closing of the purchase of the Control
---------
Stock (as defined in the Robertson Purchase Agreement) by FKWW pursuant to terms of the Robertson Purchase Agreement, or, alternatively, inform FKWW that it is unable to give such certificate because of the inaccuracy of any of the matters referred to therein.

                                  ARTICLE VII
                                  -----------

                                  CONDITIONS
                                  ----------

          7.1   Conditions to Obligation of Each Party to Effect the Merger.
                -----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

           (a) no temporary or permanent order, injunction or decree shall be entered or enforced by or before any court, arbitrator or Governmental Entity that would prohibit the consummation of the Merger;

           (b) there shall not have occurred and be continuing any declaration of any banking moratorium or suspension of payments by banks in the United States or any general limitation on the extension of credit by lending institutions in the United States;

           (c) all required waiting periods under the HSR Act applicable to the transactions contemplated hereunder shall have expired or terminated;

           (d) the Company shall have obtained all consents and approvals of Governmental Entities which are legally required to be obtained by the Company prior to consummation of the Merger, which if not obtained would have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; and

           (e) there shall not have been any statute, rule, regulation or order promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Entity or court of competent jurisdiction which would make the consummation of the Merger illegal;

provided, however, that upon the closing of the purchase of the Control Stock
--------  -------
pursuant to the Robertson Purchase Agreement, the conditions in subparagraphs
(c) and (d) of this Section 7.1 above shall, to the extent then applicable, no longer be applicable.

     7.2   Additional Conditions to the Company's Obligation to Effect the
           ---------------------------------------------------------------
Merger. The obligation of the Company to effect the Merger is also subject to
------
the satisfaction or waiver at or prior to the Effective Time of the following conditions: (a) the representations and warranties of FKWW and FKW Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though made on and as of such time (except for those made as of a specified date (including "as of the date hereof") which shall be true and correct as of such date), and (b) FKWW and FKW Sub shall have performed in all material respects their respective obligations hereunder required to be performed on or before the Effective Time; provided, however, upon the closing
                                           --------  -------
of the purchase of the Control Stock pursuant to the terms of the Robertson Purchase Agreement, the conditions set forth in clause (a) of this Section 7.2 shall no longer be applicable.

     7.3   Additional Conditions to FKW Sub's Obligation to Effect the Merger.
           ------------------------------------------------------------------
The obligation of FKW Sub to effect the Merger is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions: (a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though made on and as of such time (except for those made as of a specified date (including "as of the date hereof"), which shall be true and correct as of such date), except (i) for changes in circumstances expressly permitted or contemplated by this Agreement or (ii) where the failure would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) the Company shall have performed in all material respects its obligations hereunder required to be performed on or before the Effective Time, and (c) except as set forth in the Company Disclosure Letter or as expressly provided for herein, (x) immediately prior to the Effective Time, the representation and warranty contained in Section 4.5 (a) hereof shall be true and correct (other than such changes resulting from the exercise of Options or the conversions of convertible securities which are outstanding as of the date hereof and disclosed in the Company Disclosure Letter), and (y) immediately following the Effective Time, other than as provided for in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is or will be bound by any options, warrants, rights or agreements which would entitle any Person, other than FKWW or its Subsidiaries, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof; provided, however, upon the closing of the purchase of the
                    --------  -------
Control Stock pursuant to the provisions of the Robertson Purchase Agreement, the conditions set forth in clauses (a) and (b) of this Section 7.3 shall no longer be applicable.


                                 ARTICLE VIII
                                 ------------

                 TERMINATION, AMENDMENT, WAIVER AND LIABILITY
                 --------------------------------------------

     8.1   Termination.  This Agreement may be terminated at any time prior to
           -----------
the Effective Time, whether prior to or after approval of the Merger by the stockholders of the Company:

           (a)  by mutual written consent of FKW Sub, FKWW and the Company, or

           (b) by FKW Sub or FKWW, if the Effective Time shall not have occurred on or prior to November 30, 1997, due to a failure of any of the conditions to the obligations of FKW Sub to effect the Merger, to the extent then applicable, set forth in Sections 7.1 or 7.3, or

           (c) by the Company, if the Effective Time shall not have occurred on or prior to November 30, 1997, due to a failure of any of the conditions to the obligations of the Company to effect the Merger, to the extent then applicable, set forth in Sections 7.1 or 7.2, or

           (d) by the Company, if after the date hereof and before the Effective Time, the Guarantor attempts or purports to revoke or withdraw the Guaranty or a court of competent jurisdiction finally determines that the Guaranty is unenforceable or invalid;

provided that any action by the Company shall be subject to Section 6.8 if then applicable; and provided, further, that the November 30, 1997 date shall be
                --------  -------
extended for (i) any period that a party is subject to a non-final order, injunction or decree prohibiting consummation of the Merger and (ii) the continuation of any event set forth in Section 7.1(b).

     8.2   Effect of Termination.  In the event of the termination of this
           ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or FKW Sub or FKWW or any of their Affiliates except as set forth in Sections 6.3 and
9.11 (with respect to fees and expenses) or Section 6.6 (with respect to confidentiality). In the event of a termination of this Agreement as provided in Section 8.1, the parties will not be excused for any liability owing the others for a prior breach of this Agreement, subject to the provisions of Sections 8.5 and 9.3.

     8.3   Amendment.  This Agreement may not be amended except by action of the
           ---------
Board of Directors of each of the parties hereto (and subject, in the case of the Company, to Section 6.8), which Amendment is set forth in an instrument in writing signed on behalf of each of the parties hereto. No amendment following approval of the stockholders shall require the approval of the stockholders unless specifically required by the DGCL.

     8.4   Waiver.  At any time prior to the Effective Time, whether before or
           ------
after the stockholder approval, any party hereto, by action taken by its Board of Directors (and subject, in the case of the Company, to Section 6.8), may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the second sentence of Section 8.3, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

     8.5   Limitation on Liability.  The liability of the Company for any breach
           -----------------------
by the Company of this Agreement shall be limited to the actual damages suffered by FKWW and FKW Sub under this Agreement and the Company shall not be liable for any consequential or other damages of FKWW or FKW Sub, including any damages arising in connection with any Other Transaction Agreement.

                                  ARTICLE IX
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

     9.1   Publicity.  The initial press release relating to this Agreement
           ---------
shall be a joint press release in the form attached hereto as Exhibit B, and
                                                              ---------
FKWW and the Company shall, subject to their respective legal obligations of public companies, use reasonable good faith efforts to agree upon the text of any other press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     9.2   Notices.  All notices and other communications required or
           -------
permitted hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                            (a)  If to FKWW or FKW Sub:
                                 ---------------------

                                 Fox Kids Worldwide, Inc. or
                                 Fox Kids Merger Corporation
                                 10960 Wilshire Boulevard
                                 Los Angeles, California 90024
                                 Attn:  Mel Woods
                                 Fax: 310-235-5552

                                 with a copy to:
                                 --------------

                                 Fox, Inc.
                                 10201 West Pico Boulevard
                                 Los Angeles, California 90035
                                 Attn: President
                                 Fax: 310-369-1203

                                 and a copy to:
                                 -------------

                                 The News Corporation Limited
                                 c/o News America Publishing Incorporated
                                 1211 Avenue of the Americas
                                 New York, New York 10036
                                 Attn: Arthur M. Siskind, Esq.
                                 Fax: 212-768-2029

                                 and a copy to:
                                 -------------

                                 Troop Meisinger Steuber & Pasich, LLP
                                 10940 Wilshire Boulevard
                                 Los Angeles, California 90024
                                 Attn: C.N. Franklin Reddick, III, Esq.
                                 Fax: 310-443-8512

                                 and a copy to:
                                 -------------

                                 Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                 551 Fifth Avenue
                                 New York, New York 10176
                                 Attn:  Jeffrey W. Rubin, Esq.
                                 Fax: 212-697-6686


                            (b)  If to the Company:
                                 -----------------

                                 International Family Entertainment, Inc.
                                 2877 Guardian Lane
                                 Virginia Beach, Virginia 23450
                                 Attn: Tim Robertson
                                 Fax:  757-459-6422

                                 with a copy to:
                                 --------------

                                 International Family Entertainment, Inc.
                                 2877 Guardian Lane
                                 Virginia Beach, Virginia 23450
                                 Attn: Louis A. Isakoff, Esq.
                                 Fax:  757-459-6422

                                 and a copy to:
                                 -------------

                                 Latham & Watkins
                                 53rd at Third, Suite 1000
                                 885 Third Avenue
                                 New York, New York 10022-4802
                                 Attn: Erica H. Steinberger, Esq.
                                 Fax: 212-751-4864

                                 and a copy to:
                                 -------------

                                 Paul, Weiss, Rifkind, Wharton & Garrison
                                 1285 Avenue of the Americas
                                 New York, New York 10019-6064
                                 Attn:  James M. Dubin, Esq.
                                 Fax: 212-757-3990

and shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail or facsimile, upon receipt.

     9.3   Representations and Warranties.  The respective representations
           ------------------------------
and warranties of the Company, FKWW and FKW Sub contained herein shall expire with, and be terminated and extinguished at the Effective Time. Neither the Company, FKWW nor FKW Sub shall be under any monetary or other liability whatsoever with respect to any breach of a representation or warranty contained herein or in or with respect to any certificate or other document delivered pursuant hereto, and the sole consequence of any such breach shall be limited to the failure to satisfy a condition set forth in Section 7.2 or 7.3 hereof, as applicable, and the termination right provided for in Section 8.1 hereof, in each case to the extent applicable according to such Section's express terms.

     9.4   Titles and Gender.  The titles of the Sections and subsections of
           -----------------
this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Whenever used herein, the singular member includes the plural, the plural includes the singular, and the use of either gender shall include both genders.

     9.5   Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no party hereto shall
                               --------  -------
assign any of its rights, interests or obligations hereunder without the prior written consent of the other parties.

     9.6   Third Party Beneficiaries.  Nothing in this Agreement, expressed
           -------------------------
or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, and other than as expressly provided for in Section 6.8 and 6.9 hereof, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.7   Counterparts.  This Agreement may be executed in counterparts,
           ------------
each of which shall be an original, but all of which together shall constitute one and the same agreement.

     9.8   Severability.  Should any Section or any part of a Section of
           ------------
this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section of this Agreement.

     9.9   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
           -------------
BOTH AS TO VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     9.10  No Adverse Construction.  The rule that a contract is to be
           -----------------------
construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or any provisions hereof.

     9.11  Costs and Attorneys' Fees.  In the event that any action, suit,
           -------------------------
or other proceeding is brought or instituted, to enforce or to seek damages for breach of this Agreement, the prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

     9.12  Entire Agreement.  This Agreement, the attached Exhibits and
           ----------------
Company Disclosure Letter, the Confidentiality Agreements and the Guaranty contain the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

     9.13  Jurisdiction; Consent to Service of Process; No Jury Trial.
           ----------------------------------------------------------
(a) Except as provided in the next paragraph, the parties hereto agree that any dispute between or among them arising out of, connected with, related to, or incidental to the relationship established among them pursuant to this Agreement, and whether arising in contract, tort, equity, or otherwise, may be resolved by state or federal courts located in Delaware. Each of the parties hereto waives in any such dispute any objection that it may have to such Delaware courts considering the dispute including, without limitation, any objection to the laying of venue or based on the ground of forum non conveniens.

           (b) Each of the parties hereto agrees that the other parties to this Agreement shall have the right, to the extent permitted by applicable law, to proceed against it or its property in a court in any location reasonably selected in good faith to enable such other parties to realize on such property, or to enforce a judgment or other court order entered in favor of any such other party. Each of the parties hereto waives any objection that it may have to the location of the court in which any other party to this Agreement has commenced a proceeding described in this paragraph including, without limitation, any objection to the laying of venue or based on the ground of forum non conveniens.

           (c) The parties hereto each waives any right to have a jury participate in resolving any dispute whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them pursuant to this Agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

           (d) Each party hereto hereby irrevocably designates CT Corporation System as its designee, appointee and agent to receive, for and on behalf of it, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement or any document related thereto. It is understood that a copy of such process serviced on such agent will be promptly forwarded by mail to it at its address set forth in Section 9.2 hereof, but the failure to receive such copy shall not affect in any way the service of such process. Each of the parties hereto further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its said address, such service to become effective upon confirmed delivery.

           (e) Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

     9.14  Affiliate; Control, Controlled By and Under Common Control With;
           ----------------------------------------------------------------
Person; Actual Knowledge. For purposes of this Agreement:
------------------------

           (a)  "Affiliate" shall mean, when used with reference to a specified
                 ---------
Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified Person and, in the case of individuals, a Person's spouse, parents, children, siblings, mothers and fathers in law, sons and daughters in law, and brothers and sisters in law. For purposes of this definition, control (including controlled by and under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, (i) neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of FKWW, FKW Sub or any of their respective Affiliates, (ii) each of the holders of the Class A Stock, Liberty, CBN, Regent and their respective Affiliates shall be deemed to be an Affiliate of the Company, and (iii) the Guarantor, Fox, Inc. and Saban Entertainment, Inc., and their respective Affiliates, shall each be deemed to be an Affiliate of FKWW and FKW Sub.

           (b)  "Person" means any individual, corporation, general or limited
                 ------
partnership, limited liability company, limited liability partnership, trust, joint venture, association or unincorporated entity of any kind.

           (c)  "Actual Knowledge" of a specified Person means the actual
                 ----------------
knowledge of such Person without independent investigation or inquiry.

     9.15  Specific Performance.  Each of the parties hereto recognizes and
           --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party or parties shall, without the posting of bond or other security, be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, in addition to any other remedy to which it or they may be entitled, at law or in equity.

     9.16  Definitions.  The following terms are defined on the page numbers
           -----------
indicated below:


Definition                                                             Section
----------                                                             -------
Acquisition Proposal...................................................... 6.7
Actual Knowledge..........................................................9.14
Affiliate.................................................................9.14
Affiliation Agreements....................................................4.13
Agreement............................................................ Preamble
Blue Sky Laws..............................................................2.3
Cash Payment...............................................................1.8
CBN.................................................................. Recitals
CBN Purchase Agreement............................................... Recitals
Certificates...............................................................1.9
Class A Stock........................................................ Recitals
Class B Stock........................................................ Recitals


Class C Stock........................................................ Recitals
Company.............................................................. Recitals
Company Disclosure Letter.......................................... Article IV
Company SEC Reports....................................................... 4.7
Company Stock........................................................ Recitals
Confidentiality Agreements................................................ 6.6
Consent.............................................................. Recitals
Constituent Corporations.................................................. 1.1
Continuing Directors...................................................... 6.8
Contribution Agreement............................................... Recitals
Convertible Notes.................................................... Recitals
DGCL................................................................. Recitals
Dissenting Shares......................................................... 1.7
Effective Time............................................................ 1.3
Exchange Act.............................................................. 1.8
Exchange Agent............................................................ 1.9
FKW Sub.............................................................. Recitals
FKWW................................................................. Recitals
GAAP...................................................................... 4.7
Governmental Entity....................................................... 2.1
Guarantor............................................................ Recitals
Guaranty............................................................. Recitals
Highly Compensated Persons................................................ 4.8
HSR ACT................................................................... 2.3
Information Statement.................................................... 4.15
Irrevocable Trusts................................................... Recitals
Lien...................................................................... 2.5
LIFE................................................................. Recitals
Maximum Amount............................................................ 6.9
Merger............................................................... Recitals
Merger Consideration...................................................... 1.6
Merger Filing............................................................. 1.3
Modification.............................................................. 6.4
MTM....................................................................... 1.8
Options................................................................... 1.8
Other Transaction Agreements......................................... Recitals
Person................................................................... 9.14
PR Charitable Trust.................................................. Recitals
Regent............................................................... Recitals
Regent Purchase Agreement............................................ Recitals
Related Parties.......................................................... 4.12
Related Party Agreements................................................. 4.12
Responsible Officers..................................................... 4.11
Restriction............................................................... 4.2
Robertson Purchase Agreement......................................... Recitals

Definition                                                             Section
----------                                                             -------
The Robertson Sellers................................................ Recitals
SEC........................................................................4.7
Securities Act.............................................................2.3
Share......................................................................1.6
Stock Plans................................................................1.8
Stock Purchase Agreements............................................ Recitals
Subsidiary.................................................................2.1
Surviving Corporation.....................................................1.11
The Family Channel.........................................................4.9
Tim Robertson........................................................ Recitals
TR Charitable Trust.................................................. Recitals
TR Family Trust...................................................... Recitals

                 [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, FKWW, FKW Sub and the Company have caused this Agreement to be executed as of the date first written above by their duly authorized respective officers.

                         FOX KIDS WORLDWIDE, INC.

                         By: /s/ Mel Woods
                            -----------------------------------------
                         Name: Mel Woods
                         Title: President

                         FOX KIDS MERGER CORPORATION

                         By: /s/ Mel Woods
                            -----------------------------------------
                         Name: Mel Woods
                         Title: President

                         INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                         By: /s/ M.G. Robertson
                            -----------------------------------------
                         Name: M.G. Robertson
                         Title: Chairman of the Board

                                   EXHIBITS


Exhibit A         ---        Officer's Certificates

Exhibit B         ---        Press Release